Exhibit 10.1

Certain identified information has been excluded from this exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended, because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

PATENT PURCHASE AGREEMENT

This Patent Purchase Agreement (“Agreement”) is entered into as of December 16, 2025 (“Effective Date”) by and between Tigo Energy, Inc., a Delaware corporation (“Tigo”), Tigo Energy AI Ltd., an Israeli limited company (formerly known as Foresight Energy Ltd.) (“Tigo Israel” and collectively with Tigo, “Seller”), and Tigo Energy Innovations LLC, a Texas limited liability company (“Purchaser”). Seller and Purchaser are referred to herein individually as a “Party” and together as the “Parties.”

Background: Seller wishes to sell to Purchaser, and Purchaser wishes to purchase from Seller, all right, title, and interest in and to certain patent rights and related claims and causes of action on the following terms and conditions, in order to license and/or assert the patent rights for the benefit of Seller and Purchaser.

The Parties agree as follows:

1.	Definitions

1.1.	“Assigned Foresight Patents” means the Scheduled Foresight Patents and all rights in and to the inventions claimed therein, including, without limitation, the rights to file, prosecute, obtain issuance of, maintain, enforce and collect damages, for past, current or future infringement, any of the Assigned Foresight Patents, including any foreign or international counterparts thereof (including rights provided by multinational treaties or conventions), together with any and all, existing now or in the future, continuations, continuations-in-part, divisions, extensions, reissues, reexaminations, reviews, and renewals of any of the foregoing and any other Patent to which any of the Scheduled Foresight Patents claim priority or for which any of the Scheduled Foresight Patents, directly or indirectly, form a basis for priority, and any Patent linked by terminal disclaimer to any of the foregoing.

1.2.	“Assigned Patents” means the Assigned Tigo Patents and the Assigned Foresight Patents.

1.3.	“Assigned Tigo Patents” means the Scheduled Tigo Patents and all rights in and to the inventions claimed therein, including, without limitation, the rights to file, prosecute, obtain issuance of, maintain, enforce and collect damages, for past, current or future infringement, any of the Assigned Tigo Patents, including any foreign or international counterparts thereof (including rights provided by multinational treaties or conventions), together with any and all, existing now or in the future, continuations, continuations-in-part, divisions, extensions, reissues, reexaminations, reviews, and renewals of any of the foregoing and any other Patent to which any of the Scheduled Tigo Patents claim priority or for which any of the Scheduled Tigo Patents, directly or indirectly, form a basis for priority, and any Patent linked by terminal disclaimer to any of the foregoing.

1.4.	“Acquiring Party” means any third party that merges with Seller, amalgamates with, or enters into a business combination with Seller, acquires a majority of the equity interest of Seller, or acquires all or substantially all of the assets and business of Seller.

1.5.	“Affiliate” means, with reference to a specified Entity, any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Entity; provided that, in the case of Purchaser, an Affiliate shall refer only to an Entity that is controlled by Purchaser. For purposes of this Agreement, “control” means: (a) if such entity has voting shares or other voting securities, ownership and control of more than fifty percent (50%) of the outstanding shares or securities entitled to vote for the election of directors or similar managing authority of such entity; (b) if such entity does not have voting shares or other voting securities, ownership and control of more than fifty percent (50%) of the ownership interests that represent the power to direct the management and policies of such entity; or (c) the ability to, directly or indirectly, direct or cause the direction of the management and policies of an Entity, whether through the ability to exercise voting power, by contract or otherwise.

1.6.	[***].

1.7.	[***].

1.8.	“Encumbrance” means any charge, claim, limitation, condition, covenant, license, estoppel event, equitable interest, mortgage, lien, option, pledge, security interest, easement, encroachment, right of first refusal, adverse claim or restriction of any kind, including any restriction on or transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership.

1.9.	“Entity” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

1.10.	“Excluded Entity” means any Entity that is listed in Exhibit G, and any Affiliate or successor of or to any of the foregoing.

1.11.	“Fundamental Representations” means the representations and warranties set forth in [***].

1.12.	“Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury).

1.13.	[***].

1.14.	[***].

1.15.	[***].

1.16.	“knowledge,” with respect to Seller, means the knowledge of Seller after due inquiry.

1.17.	“Licensed Product(s)” means any and all past, present, or future products (including hardware and software), and services relating thereto, that are made, have made for Seller’s sole benefit, used, Sold, offered for Sale, imported, exported, or otherwise provided by or for Seller as Seller’s own products or services. For the avoidance of doubt, products Seller obtains from a third party and sells on behalf of that third party are not “Licensed Products.” A product that is manufactured on behalf of a third party from designs received in a substantially completed form from such third party for resale to or on behalf of that third party does not constitute a “Licensed Product” unless Seller (i) owns the design of such product and is under no obligation that restricts the sale of such product or (ii) has an unrestricted, royalty-free ownership or license right to the design of such product. For the avoidance of doubt, a Licensed Product shall remain a Licensed Product even if it is incorporated into a third-party product as a component thereof. For further avoidance of doubt, Seller’s MLPE products that Seller provides to EG4 Electronics as part of the manufacturing and marketing partnership announced on August 25, 2025, are Licensed Products.

1.18.	“Patents” means patents, utility models, supplementary protection certificates, certificates of invention, and other governmental grants or issuances of any similar or equivalent statutory rights with respect to protection of inventions, and all applications for any of the foregoing.

1.19.	“Permitted Encumbrances” means the Encumbrances expressly set forth on Exhibit C. [***].

1.20.	[***].

1.21.	“Scheduled Foresight Patents” means the Patents listed in Exhibit A-2.

1.22.	“Scheduled Tigo Patents” means the Patents listed in Exhibit A-1.

1.23.	“Sell” or “Sale” or “Sold” means sale, rent, lease, license or other form of distribution of a Licensed Product, to an end-user, distributor, or any other person or entity, either directly or through a chain of distribution, for financial consideration or otherwise, or use of a Licensed Product for commercial purposes.

1.24.	“Standards Body” means any standards body or similar formal or informal organization, including but not limited to ETSI, 3GPP, 3GPP2, TIA, IEEE, SunSpec Alliance (“SunSpec”), IETF, and ITU-R.

1.25.	“Trademark License Agreement” means the Trademark License Agreement to be entered into at the Initial Closing by and between Seller and Purchaser.

1.26.	“Transfer Event” means (a) a merger, amalgamation or other business combination between Seller and an Acquiring Party, (b) an acquisition of a majority of the outstanding equity interests of Seller by an Acquiring Party, or (c) any sale or transfer of all or substantially all of the assets and business of Seller to an Acquiring Party.

1.27.	[***].

1.28.	“Transferred Confidential Information” means all non-public information relating to the Assigned Patents or the assets assigned to Purchaser pursuant to Section 3.2, including without limitation [***], except for information that is or becomes available to the public other than as a result of a breach by a Party of the confidentiality provisions of this Agreement.

2.	Closings;Payment and Delivery of Assignment of Patents and Patent Licenses

2.1.	Total Consideration. The purchase price for the Assigned Patents is seventeen million nine hundred and fifty thousand U.S. Dollars (US$17,950,000) (the “Purchase Consideration”), which shall be paid as follows: (i) fifteen million U.S. Dollars (US$15,000,000) (the “Initial Purchase Consideration”) shall be paid at the Initial Closing in accordance with Section 2.3, and (ii) two million nine hundred fifty thousand U.S. Dollars (US$2,950,000) (the “Holdback Amount”) shall be paid in accordance with Section 2.4.

2.2.	Timing of Initial Closing. The consummation of the sale of the Assigned Tigo Patents (“Initial Closing”) will occur on the Effective Date concurrently with the execution and delivery of this Agreement by the Parties.

2.3.	Initial Closing; Payment and Delivery of Assignment. On the Effective Date, Purchaser will purchase, and Seller will sell, the Assigned Tigo Patents, and Seller shall deliver the executed Assignment of Patent Rights to Purchaser in the form set forth in Exhibit B-1 (the “Initial Patent Assignment”) [***] with respect to the Assigned Tigo Patents. On the Effective Date, Purchaser will pay the Initial Purchase Consideration to Seller (less any taxes that Purchaser is obligated to withhold under applicable law) by wire transfer of immediately available funds to the bank and account referenced below.

[***].

2.4.	Second Closing. Subject to Section 2.5, the consummation of the sale of the Assigned Foresight Patents (“Second Closing”) will occur no later than seven (7) days following Seller’s delivery of the Second Closing Notice (the date on which the Second Closing occurs, the “Second Closing Date”), subject to the fulfillment of the conditions set forth in Section 2.5 (or Purchaser’s waiver of such conditions). Upon the Second Closing, Purchaser will purchase, and Seller will sell, the Assigned Foresight Patents, and Seller shall deliver (i) the executed Assignment of Patent Rights to Purchaser in the form set forth in Exhibit B-2 (the “Second Patent Assignment”), [***]. On the Second Closing Date, Purchaser will pay the Holdback Amount to Seller (less any taxes that Purchaser is obligated to withhold under applicable law) by wire transfer of immediately available funds to the bank and account referenced in Section 2.3; provided, however, if the [***], then the Purchase Consideration and the Holdback Amount shall both be deemed to be reduced by the amount that is the lesser of (a) [***] and (b) two hundred thousand dollars ($200,000). [***]

2.5.	Second Closing Conditions. The obligations of Purchaser to consummate its purchase of the Assigned Foresight Patents at the Second Closing shall be subject to the fulfillment, at or prior to the Second Closing, of each of the following conditions, any of which may be waived in writing by Purchaser in its sole discretion:

2.5.1.	[***].

2.5.2.	Transfer of Assigned Foresight Patents to Tigo: Tigo Israel shall have assigned the Assigned Foresight Patents to Tigo in writing, free and clear of any Encumbrances, including, without limitation, [***], and provided to Purchaser a copy of such written assignment(s). The form of the assignment(s) shall track the form of the assignments in Exhibits B-1 and B-2.

2.5.3.	Representations and Warranties True: The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Effective Date and as of the Second Closing Date, with the exception of any representations and warranties containing materiality qualifiers, which shall be true and correct in all respects.

2.5.4.	Compliance with Agreement: Seller shall have performed in all material respects each of its obligations and agreements contained in this Agreement and complied in all material respects with each of the covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Second Closing, with the exception of any obligations and agreements containing materiality qualifiers, which shall have been performed in all respects.

2.6.	[***].

2.7.	Restrictions on Disposition and Enforcement of Assigned Foresight Patents by Seller: Beginning on the Effective Date, Seller covenants and agrees that--unless the closing conditions set forth in Section 2.5 were met but Purchaser did not consummate its purchase of the Assigned Foresight Patents at the Second Closing--Seller and its Affiliates shall not, without Purchaser’s prior written consent, (a) sell, assign, transfer, convey or otherwise dispose of the Assigned Foresight Patents, other than to Purchaser pursuant to this Agreement; (b) grant any license, covenant not to sue, lien or other Encumbrance in the Assigned Foresight Patents; (c) extend, amend or modify any existing contract with an unrelated third party that would cause any of the foregoing described in clauses (a) or (b); or (d) engage in any litigation or other enforcement actions related to the Assigned Foresight Patents. Any sale, assignment, transfer, conveyance, disposition, exclusive license or other Encumbrance granted by Seller or its Affiliates in violation of this Section 2.7 shall be void ab initio.

2.8.	Alternative to Second Closing. If at the end of the Post-Closing Period [***], then Seller and Purchaser shall enter into good faith negotiations regarding a mutually agreeable amendment to this Agreement to address the Holdback Amount and the transfer of the Assigned Foresight Patents; provided, however, that if no such amendment is executed within thirty (30) days from the end of the Post-Closing Period, (i) Seller will retain ownership of the Assigned Foresight Patents and all obligations of Seller and Purchaser related to the transfer of the Assigned Foresight Patents will be deemed satisfied, (ii) Purchaser shall have no obligation to pay any portion of the Holdback Amount to Seller, and (iii) the terms and conditions set forth in Section 2.7 shall remain in full force and effect until six (6) years after the expiration of the last-to-expire of the Assigned Foresight Patents.

2.9.	[***].

2.10.	[***].

2.10.1.	[***].

2.10.2.	[***].

2.10.3.	[***].

2.10.4.	[***].

2.10.5.	Seller shall be entitled to, and shall retain the right to receive, all Royalties paid by the counterparties of the [***] after the Effective Date up to the Royalty Threshold [***] (the “Seller-Retained Royalties”). As used herein, the “Royalty Threshold” is five million U.S. Dollars ($5,000,000), [***].

2.10.6.	[***].

2.10.7.	[***].

2.10.8.	[***].

2.11.	Trademark License Agreement. At the Initial Closing, Seller and Purchaser will execute and deliver the Trademark License Agreement in the form of Exhibit F hereto pursuant to which Seller will grant to Purchaser an exclusive (even as to Seller), worldwide, sublicensable (through multiple tiers), perpetual and irrevocable, fully paid-up license to use the mark TIGO ENERGY solely in connection with the licensing and/or assertion of the Assigned Patents.

2.12.	[***].

2.13.	[***].

3.	Transfer of Patents

3.1.	Assignment of Patents. Effective as of the Initial Closing, Seller hereby irrevocably sells, assigns, transfers, and conveys to Purchaser all right, title, and interest in and to the Assigned Tigo Patents, free and clear of any and all Encumbrances other than Permitted Encumbrances and the obligations created by Section 4.4. At the Initial Closing, Seller will execute and deliver to Purchaser the Initial Patent Assignment and, if any Assigned Tigo Patent is encumbered by a lien, Seller will deliver appropriate lien releases at Initial Closing. Effective as of the Second Closing, Seller hereby irrevocably sells, assigns, transfers, and conveys to Purchaser all right, title, and interest in and to the Assigned Foresight Patents, free and clear of any and all Encumbrances other than Permitted Encumbrances and the obligations created by Section 4.4. At the Second Closing, Seller will execute and deliver to Purchaser the Second Patent Assignment and, if any Assigned Foresight Patent is encumbered by a lien, Seller will deliver appropriate lien releases at Second Closing.

3.2.	Assignment of Additional Rights. Effective as of the Initial Closing with respect to the Assigned Tigo Patents, and the Second Closing with respect to the Assigned Foresight Patents, as applicable, Seller hereby also sells, assigns, transfers, and conveys to Purchaser all right, title and interest in and to all: (i) rights to apply in any or all countries of the world for patents, certificates of invention, utility models, industrial design protections, design patent protections, or other governmental grants or issuances of any type on any of the inventions claimed in the Assigned Patents, (ii) causes of action, claims (whether known or unknown or whether currently pending, filed, or otherwise) and the rights to collect damages and obtain other remedies therefrom, on account of any past, current, and/or future infringement of any of the Assigned Patents, and (iii) rights to collect royalties or other payments specifically on account of one or more of the Assigned Patents. [***]

3.3.	Taxes. Seller shall be solely responsible for the payment of, and shall pay when due, any federal, state, local, foreign or other tax, duty, levy, impost, fee, assessment or other governmental charge, including without limitation income, gross receipts, business, occupation, sales, stamp, value-added, excise (or similar transfer taxes), use, or other tax of any kind whatsoever and any premium, together with any interest, penalties, surcharges, fines and additions attributable to or imposed with respect to the foregoing that may be payable in connection with the sale or purchase of the Assigned Patents. To the extent that Purchaser is obligated under applicable law to withhold any taxes from Purchaser’s payment of the Purchase Consideration or other amounts owed hereunder, Purchaser may deduct such withheld taxes from its payment of the Purchase Consideration or other amounts owed hereunder. Purchaser shall use best efforts to notify Seller at least 7 days in advance of the amount(s) to be withheld and the reason(s) for the withholding. Each Party is responsible for all other taxes (including, but not limited to, net income, gross receipts, franchise, or property taxes and taxes arising from transactions between such Party and its customers) imposed on such Party under applicable laws and arising as a result of this Agreement or the transactions contemplated in this Agreement.

3.4.	No Contest. Seller covenants that it shall not (and shall ensure its Affiliates do not) challenge or contest, or participate or assist in the challenge or contest, in any forum anywhere in the world, including United States Federal Courts, the United States Patent and Trademark Office, and/or the International Trade Commission, the infringement, validity or enforceability of any of the Assigned Patents.

3.5.	Grant-Back License. Subject to the terms and conditions of this Agreement, Purchaser hereby grants to Seller and its Affiliates (subject to Sections 3.7-3.9), a fully paid-up, perpetual and irrevocable (except as provided in Section 3.10), non-transferable (except as set forth in Section 3.7), worldwide, non-exclusive license under the Assigned Patents, without the right to sublicense, to use, make, have made for Seller’s or its Affiliates’ sole benefit, import, offer for Sale, Sell, or otherwise dispose of Licensed Products. The license rights granted in this Section 3.5 permit Seller’s or its Affiliates’ distributors, wholesalers, resellers, retailers, customers, and end users to Sell or use, under the Assigned Patents, and consistent with the scope of the license rights contained herein, any Licensed Product Sold by Seller or its Affiliates. For the avoidance of doubt, the license rights shall not extend to any Acquiring Party or such Acquiring Party’s Affiliates except as expressly provided below. The Parties agree that the license rights granted in this Section 3.5 are, for all purposes of Section 365(n) of Title 11 of the United States Code (or similar provision in the bankruptcy laws of any other applicable jurisdiction) (“Title 11”), licenses of rights to “intellectual property” as defined in Title 11. Purchaser agrees that Seller, as licensee of such rights under this section, shall retain and may fully exercise all of its rights and elections under Title 11. The license rights granted in this Section 3.5 shall be effective as of the Effective Date with respect to the Assigned Tigo Patents, and effective as of the Second Closing Date with respect to the Assigned Foresight Patents.

3.6.	Reservation of Rights. No rights, covenants, or immunities are granted by Purchaser, whether by implication, estoppel, or otherwise, under any of the Assigned Patents or any other patents or patent applications owned or controlled by Purchaser or any of its Affiliates except as expressly provided herein. For avoidance of doubt, no right to engage in foundry, manufacturing, or other commercialization activities on behalf of third parties is granted under the Assigned Patents by Purchaser to Seller under this Agreement. The Parties agree that the license rights set forth in Section 3.5 expressly exclude any product or service of any third party, even if the foregoing uses any product or service of Seller; provided, however, a Licensed Product shall remain licensed hereunder even if such Licensed Product is incorporated into a third-party product as a component thereof but such third-party product is not otherwise licensed. The rights of Seller’s distributors, wholesalers, resellers, retailers, customers, and end users shall not extend beyond those rights that are exhausted by the Licensed Products being Sold in a manner consistent with the scope of the license rights contained herein. Notwithstanding anything herein to the contrary, (a) the license rights set forth in Section 3.5 do not extend to any activity undertaken for the purpose of immunizing the products of any Excluded Entity from claims of infringement under the Assigned Patents, and (b) Seller and its Affiliates shall not undertake any activity for the purpose of immunizing the products of any Excluded Entity from claims of infringement under the Assigned Patents.

3.7.	Assignment of License Rights. Seller may assign all, but not less than all, of its right, title and interest in, to and under the license rights set forth in Section 3.5, without Purchaser’s written consent, to an Acquiring Party in connection with a Transfer Event, provided that (a) Seller provides Purchaser with prompt written notice of such Transfer Event, (b) the Acquiring Party agrees in writing to be bound by all of the terms and conditions of Sections 3.5-3.11, and (c) the Acquiring Party is not an Excluded Entity. In the event of a Transfer Event, the license rights set forth in Section 3.5 shall not extend beyond the Licensed Products of Seller and its Affiliates that existed or were in development prior to the Transfer Event and natural evolutions thereof. For the avoidance of doubt, products or services of the Acquiring Party or its Affiliates made, used, sold, or offered for sale prior to the Transfer Event are not covered by the license rights set forth in Section 3.5, and products or services of the Acquiring Party or its Affiliates made, used, sold, or offered for sale after to the Transfer Event are only covered by the license rights set forth in Section 3.5 if they are the Licensed Products of Seller and its Affiliates that existed or were in development prior to the Transfer Event or are natural evolutions thereof. For the further avoidance of doubt, if the Acquiring Party is an Excluded Entity, then the Agreement will not be assignable to such Excluded Entity and the license rights set forth in Section 3.5 shall immediately terminate in accordance with Section 3.10.

3.8.	Acquired Businesses. If Seller or any of its Affiliates, directly or indirectly, acquires, through asset purchase, merger or otherwise, any business owned prior to such acquisition by an unaffiliated third party that is not an Excluded Entity (each such business, an “Acquired Business”), the license rights set forth in Section 3.5 shall extend to the past, present and future products and services of such Acquired Business, including any such products or services that are sold or provided by Seller or any of its Affiliates after such acquisition. For the avoidance of doubt, in no event shall the license rights set forth in Section 3.5 extend to the past, present and future products or services of an Excluded Entity, even if such Excluded Entity or any of its assets are acquired by Seller or any of its Affiliates.

3.9.	Divestiture. If an Entity that is an Affiliate of Seller no longer constitutes an Affiliate of Seller (an “Ex-Affiliate”) or if Seller or its Affiliates sell a business unit, product line, or other material part of their assets and business (“Divested Business”) in connection with which this Agreement is not assigned by Seller, the license rights set forth in Section 3.5 shall apply to such Ex-Affiliate or to the Divested Business but in each case only to the Licensed Products of such Ex-Affiliate or Divested Business, as applicable, in the form they exist at the time of such de-affiliation or such sale and natural evolutions thereof, provided that (a) such Ex-Affiliate or Divested Business agrees in writing to be bound by all of the terms and conditions of Sections 3.5-3.11, and (b) in no event shall any license rights extend to the past, present and future products or services of any Entity that acquires such Ex-Affiliate or Divested Business or any affiliates of such acquiring Entity (excluding the Licensed Products of such Ex-Affiliate or Divested Business in the form they exist at the time of such de-affiliation or such sale and natural evolution thereof), whether such products or services are sold or otherwise distributed or provided, directly or indirectly, by such acquiring Entity or its Affiliates prior to or after such acquisition. Notwithstanding the foregoing, if an Ex-Affiliate or Divested Business is acquired by an Excluded Entity, then the license rights set forth in Section 3.5 shall no longer extend to the Ex-Affiliate or Divested Business.

3.10.	Termination of License Rights. The license rights set forth in Section 3.5 shall immediately terminate upon the occurrence of a Transfer Event in which the Acquiring Party is an Excluded Entity.

3.11.	Patent Marking.

3.11.1.	In connection with the license rights set forth in Section 3.5, Seller covenants that it and its Affiliates will mark (and cause to be marked) all Licensed Products used, made, have made, imported, offered for Sale, Sold or otherwise disposed of pursuant to Section 3.5, in compliance with 35 U.S.C. §287 (or, as the case may be, any comparable foreign patent marking statute) and in a form acceptable to Purchaser. Seller shall provide Purchaser with a report, no less frequently than immediately following the end of each calendar quarter, which report shall include (a) written confirmation from Seller of its compliance with this Section 3.11, (b) a list of all Licensed Products, and (c) a description of how such Licensed Products are marked.

3.11.2.	Seller shall not modify, amend, edit, or otherwise change any agreements entered into prior to the Effective Date that grant a license or similar rights under any of the Assigned Patents to remove, modify, discontinue, or reduce requirements that the contracting licensee party mark the licensed products in accordance with all applicable laws, including with 35 U.S.C. §287, so long as such license or similar rights are in effect, and Seller shall ensure that such provisions remain in full force and effect.

3.11.3.	[***]

3.11.4.	[***]

4.	Additional Obligations

4.1.	[***].

4.2.	[***].

4.3.	Payment of Fees. Seller is responsible for paying any maintenance fees, annuities, and the like due on the Assigned Tigo Patents prior to the Initial Closing and the Assigned Foresight Patents prior to the Second Closing. Seller shall maintain in full force and effect and not abandon or permit to lapse, any of the Assigned Foresight Patents prior to the end of the Post-Closing Period (or the Second Closing if Seller delivers the Second Closing Notice).

4.4.	Assignment of Patents. Purchaser may assign any of the Assigned Patents, without prior written consent of Seller, provided that: (1) any such assignment shall be subject to the license rights granted by this Agreement with respect to the Assigned Patents, and Purchaser will require that the assignee of any Assigned Patent agree in writing to be bound by such license rights with respect to the Assigned Patents; and (2) [***].

5.	Representations and Warranties of Seller

Seller hereby represents and warrants to Purchaser as follows that, as of the Effective Date in all respects, and as of the Second Closing Date with respect to the Assigned Foresight Patents:

5.1.	Authority; No Conflict. Seller is duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation. Seller has the full power and authority and has obtained all third-party consents, approvals, and/or other authorizations required to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the assignment of the Assigned Patents to Purchaser. The execution, delivery and performance of this Agreement by Seller, including the assignment by Seller of the Assigned Tigo Patents at the Initial Closing and the assignment of the Assigned Foresight Patents at the Second Closing, does not materially conflict with, or constitute a material default under (with or without notice or lapse of time or both) any agreement to which Seller is a party or by which it is bound.

5.2.	Title and Contest. Seller is the exclusive legal and beneficial owner of, and owns all right, title, and interest in and to, the Assigned Patents. For each Assigned Patent, Seller (or its predecessor-in-interest) has obtained an executed inventor assignment agreement in favor of Seller (or its predecessor-in-interest) from each inventor named in such Assigned Patent. Seller has not received (and is not otherwise aware of) any notice or claim challenging Seller’s or any predecessor-in-interest’s complete and exclusive ownership of any of the Assigned Patents or suggesting that any Entity has any claim of legal or beneficial ownership with respect thereto. Seller has the exclusive, unrestricted right to sue for past, present, and future infringement of the Assigned Patents. Except as set forth in Exhibit H, there are no actions, suits, investigations, claims, or proceedings pending or in progress or, to the best knowledge of Seller, threatened challenging the ownership, validity, enforceability, scope or use of, or otherwise relating to, any of the Assigned Patents.

5.3.	Encumbrances; Existing Licenses and Obligations.

5.3.1.	The Assigned Patents are free and clear of all Encumbrances, except for the Permitted Encumbrances. For the avoidance of doubt, the Assigned Patents are free and clear of all Encumbrances as to the Excluded Entities, [***]. Without limiting the preceding sentence and except for [***], no license or covenant not to sue under any Assigned Patents has been granted to any Excluded Entity, no license has been granted that permits sublicensing of any Assigned Patents to any Excluded Entity, and there are no other restrictions on, nor Encumbrances that could impact, Purchaser’s ability to enforce the Assigned Patents against any Excluded Entity.

5.3.2.	Upon transfer of the Assigned Tigo Patents at the Initial Closing or the assignment of the Assigned Foresight Patents at the Second Closing, as applicable, none of the Assigned Patents will be subject to any restrictions with respect to the transfer or licensing of such Assigned Patents or is subject, or will be subject, to any Encumbrance other than the Permitted Encumbrances as a result of any facts, circumstances or agreements existing as of the Initial Closing or the Second Closing, as applicable. Except for the licenses and covenants not to sue listed in Exhibit C, no licenses or covenants not to sue under any of the Assigned Patents have been granted or retained by Seller, any prior owner, or any inventor. Purchaser will not be subject to any covenant not to sue or similar restrictions on its enforcement or enjoyment of the Assigned Patents as a result of any prior transaction, except as specifically set forth in Exhibit C.

5.3.3.	There are no royalties, honoraria, fees or other payments or consideration payable by Seller or any prior owner to any third party (including Seller’s or any prior owner’s current or former employees) by reason of the ownership, use, possession, enforcement, license, sale, or disposition of any Assigned Patents.

5.4.	Validity and Enforceability. Except for the claims of the Assigned Patents that were found to be unpatentable in the SunSpec IPR (as defined in Exhibit H) or the Chinese Invalidity Judgment (as defined in Exhibit H), none of the Assigned Patents has ever been found invalid, unpatentable, or unenforceable, in whole or in part, for any reason in any administrative, arbitration, judicial or other proceeding, except in the normal course of prosecution of a non-allowed patent application before patent offices around the world. Except for the claims of the Assigned Patents that were found to be unpatentable in the SunSpec IPR or the Chinese Invalidity Judgment, the Assigned Patents are subsisting and, to the best knowledge of Seller, (a) none of the Assigned Patents is invalid or unenforceable and (b) there are no facts or circumstances that would render any Assigned Patents invalid or unenforceable. To the best knowledge of Seller, all prior art with respect to all Assigned Patents of which Seller or any relevant inventor had knowledge has been cited to the applicable patent offices during the course of prosecution of the relevant Assigned Patent applications and has been disclosed and made available to Purchaser. To the best knowledge of Seller, no acts or omissions of Seller, or any Entity acting on behalf of or at the direction of Seller, have invalidated or rendered unenforceable or will invalidate or render unenforceable any Assigned Patent under the laws of any jurisdiction as a result of (i) disclosure of the invention or circulation of a printed publication that describes the claimed invention, (ii) public use of the claimed invention, or (iii) sale or offer for sale of the claimed invention prior to the application for such Assigned Patent. Except for the allegations made by counterparties in the proceedings set forth in Exhibit H, Seller has not received any written notice or claim challenging the validity or enforceability of any Assigned Patent or alleging any misuse of any Assigned Patents. To the best knowledge of Seller, all Assigned Patents have been prosecuted in compliance with the rules and procedures of the United States Patent and Trademark Office (or the equivalent rules or processes of any other patent authority anywhere in the world) and all Patent applications included in the Assigned Patents are true and correct in all material respects, including with respect to inventorship.

5.5.	Misconduct. To the best knowledge of Seller, neither Seller, any relevant inventor, nor any of its employees or other Entities acting on Seller’s behalf have engaged in any conduct (including patent misuse or misrepresenting any Seller’s patent rights to a standard-setting organization), or omitted to perform any necessary act, the result of which could reasonably be expected to invalidate any of the Assigned Patents.

5.6.	Patent Office Proceedings. Except as set forth in Exhibit H, none of the Assigned Patents is currently involved in any reexamination, reissue, interference, derivation, opposition, or other post-grant proceeding, or any similar proceeding and no such proceeding is, to the best knowledge of Seller, threatened.

5.7.	Fees; Filings. All maintenance fees, annuities, and the like due and payable on the Assigned Patents have been paid. Except as expressly set forth on Exhibit D, to the best knowledge of Seller, there are no actions that must be taken within one hundred and twenty (120) days following the Effective Date, including the payment of any filing, registration, maintenance or renewal fees or the filing of any responses to with any Governmental Authority, including office actions, documents, applications or certificates for the purposes of prosecuting, maintaining, perfecting or preserving Assigned Patents.

5.8.	Patent Marking. All products manufactured, used, sold, offered for sale, or imported by or on behalf of Seller or its Affiliates, if any, that are covered by any of the Assigned Patents have been appropriately and consistently marked in compliance with 35 U.S.C. §287 (or, as the case may be, any comparable foreign patent marking statute). Seller and its Affiliates (i) have included in all of their agreements granting a license or similar rights under any of the Assigned Patents provisions requiring the licensee to mark licensed products in accordance with 35 U.S.C. §287 (or, as the case may be, any comparable foreign patent marking statute), (ii) have taken commercially reasonable steps to monitor and enforce compliance with such patent marking obligations by its licensees, [***], and (iii) are not aware of any material failure by any licensee to comply with such obligations.

5.9.	Standards Bodies.

5.9.1.	To the best knowledge of Seller, Seller (i) has listed on Exhibit I (A) any Standards Body that Seller or any of its Affiliates have participated with, been affiliated with, or have been a member of; (B) any commitments to, declarations to, covenants to, disclosures to, offers made to, or agreements with (“Commitments”) Standards Bodies and the terms of such Commitments; and (C) the Assigned Patents, if any, applicable to such Commitments; and (ii) has provided Purchaser with complete copies of all relevant documentation with respect to Seller’s Commitments (“Standards Documentation”).

5.9.2.	To the best knowledge of Seller, Seller is in compliance with the requirements of all Standards Bodies with respect to any Assigned Patents, has not violated any duty to timely disclose to the relevant Standards Body any Assigned Patents related to any standards.

5.9.3.	Seller has not made any Commitments to any Standards Bodies or to the public to license or grant any rights with respect to any of the Assigned Patents, other than as described in Exhibit I.

5.9.4.	Except for the allegations made in the SunSpec Litigation (as defined in Exhibit H), Seller is not engaged in any dispute with any Standards Bodies with respect to any Assigned Patents or with any third parties with respect to Seller’s conduct with respect to any Standards Bodies.

5.10.	No Use of Governmental or Other Third Party Financing or Resources. Except as set forth on Exhibit E, to the best knowledge of Seller, no named inventor of any Assigned Patents at any time during the conception of or reduction to practice of any invention disclosed therein was operating under a grant from any Governmental Authority or private source performing research sponsored by any Governmental Authority or private source or subject to any invention assignment or other agreement or obligation that could adversely affect Seller’s rights and interest in any Assigned Patents. To the best knowledge of Seller and except as set forth on Exhibit E, no funding or facilities of any Governmental Authority, or funding or facilities of a university, college, other educational institution or research center, was used in the development of any of the Assigned Patents or any inventions therein. To the best knowledge of Seller and except as set forth on Exhibit E, no named inventor of any Assigned Patent performed services for any Governmental Authority, a university, college or other educational institution or a research center, at any time during the conception of or reduction to practice of any invention disclosed in any Assigned Patent. To the best knowledge of Seller and except as set forth on Exhibit E, no Governmental Authority has any claim to or any ownership or license rights (including march-in rights) in or to any Assigned Patents.

5.11.	No Co-Development or Use of Third Party Resources. Except as set forth on Exhibit E, (i) to the best knowledge of Seller, none of the Assigned Patents was developed by, on behalf of, jointly with, or with the funding of, a third party, and (ii) there is no invention assignment or other agreement granting any ownership rights in the Assigned Patents to any third party.

5.12.	No Seller Broker. No broker, finder, investment banker or any other Entity is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby that is payable by Purchaser or that could create an Encumbrance on any Assigned Patent.

5.13.	[***].

5.14.	No Other Warranty. Except for the representations and warranties expressly given in this Article , Seller makes no warranties, express or implied. Seller disclaims all implied warranties with respect to the Assigned Patents, including any implied warranty of non-infringement.

6.	Representations and Warranties of Purchaser

Purchaser hereby represents and warrants to Seller as follows that, as of the Effective Date:

6.1.	Authority; No Conflict. Purchaser is duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation. Purchaser has all requisite power and authority and has obtained all third party consents, approvals, and/or other authorizations to (i) enter into, execute, and deliver this Agreement and (ii) perform fully its obligations hereunder. The execution, delivery and performance of this Agreement, including the purchase of the Assigned Patents at the Initial Closing or the Second Closing, as applicable, does not conflict with, or constitute a default under (with or without notice or lapse of time or both) any agreement to which Purchaser is a party or by which it is bound.

6.2.	Status of Purchaser. Purchaser is a newly-formed Texas limited liability company whose business will include licensing and/or asserting the Assigned Patents following their purchase by Purchaser from Seller.

6.3.	No Other Warranty. Except for the representations and warranties expressly given in this Article 6, Purchaser makes no warranties, express or implied. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LICENSE RIGHTS GRANTED IN SECTION 3.5 ARE GRANTED IN “AS IS” CONDITION, AND PURCHASER MAKES NO REPRESENTATION NOR WARRANTY THAT USING, MAKING, HAVING MADE, IMPORTING, OFFERING FOR SALE, SELLING, OR OTHERWISE DISPOSING OF LICENSED PRODUCTS WILL NOT INFRINGE—DIRECTLY, CONTRIBUTORILY, OR BY INDUCEMENT—ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHT OF ANY THIRD PARTY.

7.	[***]; Representations and Warranties; Indemnification

7.1.	[***].

7.2.	Indemnity by Seller. Seller shall save, defend, indemnify and hold harmless Purchaser and its Affiliates and their respective officers, directors, principals, employees, agents, auditors, advisors, bankers and other representatives (“Representatives”) and successors and assigns from and against any and all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs and expenses (including attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (hereinafter collectively, “Losses”), asserted against, incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to: (i) any breach of any representation or warranty made by Seller contained in this Agreement, (ii) any breach of any covenant or agreement by Seller contained in this Agreement or in connection with the transactions contemplated hereby, or (iii) [***].

7.3.	Purchaser Indemnity. Purchaser shall save, defend, indemnify and hold harmless Seller and Seller’s Representatives and successors and assigns from and against any and all Losses asserted against, incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to: (i) any breach of any representation or warranty made by Purchaser contained in this Agreement, or (ii) any breach of any covenant or agreement by Purchaser contained in this Agreement or in connection with the transactions contemplated hereby.

7.4.	Procedures.

7.4.1.	A party seeking indemnification (the “Indemnified Party”) in respect of, arising out of or involving a Loss or a claim or demand made by any third party against the Indemnified Party (a “Third Party Claim”) shall deliver notice (a “Claim Notice”) in respect thereof to the Party against whom indemnity is sought (the “Indemnifying Party”) with reasonable promptness after receipt by such Indemnified Party of notice of the Third Party Claim, and shall provide the Indemnifying Party with such information with respect thereto, as the Indemnifying Party may reasonably request. The failure to deliver a Claim Notice, however, shall not release the Indemnifying Party from any of its obligations under this Article 7, except to the extent that the Indemnifying Party is materially prejudiced by such failure.

7.4.2.	If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party against any and all Losses that may result from a Third Party Claim that is exclusively for civil monetary damages at law pursuant to the terms of this Agreement, the Indemnifying Party shall have the right, upon written notice to the Indemnified Party within fifteen (15) days of receipt of a Claim Notice from the Indemnified Party in respect of such Third Party Claim, to assume the defense thereof at the sole expense of the Indemnifying Party (which expenses shall not be applied against any indemnity limitation herein) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim for equitable or injunctive relief or any claim that would impose criminal liability or damages, and the Indemnified Party shall have the right to defend, at the expense of the Indemnifying Party, any such Third Party Claim. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense thereof. If the Indemnifying Party does not expressly elect to assume the defense of such Third Party Claim within the time period and otherwise in accordance with the first sentence of this Section 7.4.2, the Indemnified Party shall have the sole right to assume the defense of and to settle such Third Party Claim. If the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party, or (ii) the named parties to the Third Party Claim (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party reasonably determines that representation by counsel to the Indemnifying Party of both the Indemnifying Party and such Indemnified Party may present such counsel with a conflict of interest. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party shall, at the Indemnifying Party’s expense, cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into any settlement or compromise or consent to the entry of any judgment with respect to such Third Party Claim if such settlement, compromise or judgment: (a) involves a finding or admission of wrongdoing, (b) does not include an unconditional written release by the claimant or plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim, and/or (c) imposes equitable remedies or any obligation on the Indemnified Party other than solely the payment of money damages for which the Indemnified Party will be indemnified hereunder.

7.4.3.	An Indemnified Party seeking indemnification in respect of, arising out of or involving a Loss or a claim or demand hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party (a “Direct Claim”) shall deliver a Claim Notice in respect thereof to the Indemnifying Party with reasonable promptness after becoming aware of facts supporting such Direct Claim, and shall provide the Indemnifying Party with such information with respect thereto as the Indemnifying Party may reasonably request. The failure to deliver a Claim Notice, however, shall not release the Indemnifying Party from any of its obligations under this Article 7, except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to the Indemnified Party pursuant to this Article 7. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days following its receipt of a Claim Notice in respect of a Direct Claim that the Indemnifying Party disputes its liability to the Indemnified Party hereunder, such Direct Claim specified by the Indemnified Party in such Claim Notice shall be conclusively deemed a liability of the Indemnifying Party hereunder and the Indemnifying Party shall pay the amount of such Loss specified in such Claim Notice to the Indemnified Party on demand. If the Indemnifying Party agrees that it has an indemnification obligation but asserts that it is obligated to pay a lesser amount than that claimed by the Indemnified Party, the Indemnifying Party shall pay such lesser amount promptly to the Indemnified Party, without prejudice to or waiver of the Indemnified Party’s claim for the difference.

7.4.4.	The Indemnifying Party shall not be entitled to require that any action be made or brought against any other Entity before action is brought or claim is made against it hereunder by the Indemnified Party.

7.5.	Remedies Not Affected by Investigation, Disclosure or Knowledge. Purchaser expressly reserves the right to seek indemnity or other remedy for any Losses arising out of or relating to any breach of any representation, warranty, or covenant contained herein, notwithstanding any investigation by, disclosure to, knowledge or imputed knowledge of Purchaser or any of its Representatives in respect of any fact or circumstance that reveals the occurrence of any such breach, whether before or after the execution and delivery hereof. In furtherance of the foregoing, Seller agrees that as knowledge or lack of reliance shall not be a defense in law or equity to any claim of breach of representation, warranty or covenant by Seller herein, Seller shall not in any proceeding concerning a breach or alleged breach of any representation, warranty or covenant herein, or any indemnity thereof, seek information concerning knowledge or reliance of Purchaser or any of its Representatives, through deposition, discovery or otherwise or seek to introduce evidence or argument in any proceeding regarding the knowledge or lack of reliance of Purchaser or any of its Representatives prior to the Effective Date on or with respect to any such representations, warranties or covenants.

8.	Miscellaneous

8.1.	Limitation of Liability. IN NO EVENT WILL SELLER’S TOTAL LIABILITY UNDER THIS AGREEMENT FOR BREACH OF ANY FUNDAMENTAL REPRESENTATION (INCLUDING [***], BUT EXCLUDING LIABILITY FOR FRAUD, INTENTIONAL MISREPRESENTATION, OR INTENTIONAL MISCONDUCT) EXCEED [***]. SUBJECT TO THE FOREGOING, NO PARTY’S TOTAL LIABILITY UNDER THIS AGREEMENT (OTHER THAN LIABILITY FOR FRAUD, INTENTIONAL MISREPRESENTATION, OR INTENTIONAL MISCONDUCT, SELLER’S LIABILITY FOR BREACH OF ANY FUNDAMENTAL REPRESENTATION, OR SELLER’S [***]) WILL EXCEED [***]. THE PARTIES ACKNOWLEDGE THAT THE LIMITATIONS ON POTENTIAL LIABILITIES SET FORTH IN THIS SECTION 8.1 WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT. NOTHING IN THIS SECTION 8.1 LIMITS THE LIABILITY OF EITHER PARTY FOR FRAUD, INTENTIONAL MISREPRESENTATION, OR INTENTIONAL MISCONDUCT OR SELLER’S DEFENSE AND [***].

8.2.	[***]

8.3.	[***]

8.4.	Governing Law; Venue/Jurisdiction; Inapplicability of 1980 U.N. Convention. The validity, interpretation, effect, and enforcement of this Agreement shall be governed by the laws of the State of Texas without regard to conflict of laws principles. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction of the state and Federal courts located in Dallas, Texas and the Parties agree and hereby irrevocably submit to the personal and exclusive jurisdiction and venue of these courts. Each of the Parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Dallas, Texas, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Dallas, Texas as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Dallas, Texas as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT WILL NOT BE GOVERNED BY THE 1980 U.N. CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS.

8.5.	Notices. All notices given hereunder will be given in writing in English, will refer to this Agreement, and shall be addressed as follows:

If to Purchaser	If to Seller

[***]	[***]

Notices are deemed delivered (a) upon receipt if delivered by hand, (b) the next business day after being sent by prepaid, nationally-recognized, overnight air courier, (c) five (5) business days after being sent by registered or certified airmail, return receipt required, postage prepaid, or (d) upon transmittal when transmitted by confirmed email (provided that such notice is promptly followed by notice pursuant to any of (a)-(c) above). Notice given in any other manner will be deemed to have been delivered only if and when received at the address of the Entity to be notified. Any Party may from time to time change its address for notices under this Agreement by giving the other Party written notice of such change in accordance with this Section 8.5.

8.6.	Relationship of Parties. Nothing in this Agreement will be construed to create a partnership, joint venture, franchise, fiduciary, employment or agency relationship between the Parties. No Party has any express or implied authority to assume or create any obligations on behalf of any other Party or to bind any other Party to any contract, agreement or undertaking with any third party.

8.7.	Severability. If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate the original objective.

8.8.	Waiver. Failure by any Party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the Parties.

8.9.	Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.10.	Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the state and Federal courts located in Dallas, Texas, provided, that if jurisdiction is not then available in such courts, then in any state or Federal court located in the State of Texas, this being in addition to any other remedy to which such Party is entitled at law or in equity. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

8.11.	Miscellaneous. This Agreement, including its exhibits and any agreements referenced herein, constitutes the entire agreement between the Parties with respect to the subject matter hereof and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions. None of the Parties will be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The article and section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. This Agreement is not intended to confer any right or benefit on any third party (including, but not limited to, any employee or beneficiary of any Party), and no action may be commenced or prosecuted against a Party by any third party claiming as a third-party beneficiary of this Agreement or any of the transactions contemplated by this Agreement. No oral explanation or oral information by any Party hereto will alter the meaning or interpretation of this Agreement. No amendments or modifications will be effective unless in a writing signed by authorized representatives of each of the Parties. The terms and conditions of this Agreement will prevail notwithstanding any different, conflicting or additional terms and conditions that may appear on any letter, email or other communication or other writing not expressly incorporated into this Agreement. Any term which by its nature extends beyond expiration or termination of this Agreement, including without limitation Purchaser’s payment obligations and Seller’s audit rights, shall survive any such expiration or termination and remain in effect until fulfilled and shall apply to respective successors and assigns. The following exhibits are attached hereto and incorporated herein: Exhibit A-1 (“Scheduled Tigo Patents to be Assigned”); Exhibit A-2 (“Scheduled Foresight Patents to be Assigned”); Exhibit B-1 (“Initial Assignment of Patent Rights”); Exhibit B-2 (“Second Assignment of Patent Rights”); Exhibit C (“Schedule of Permitted Encumbrances”); Exhibit D (“Schedule of Required Actions in Next 120 Days”); Exhibit E (“Governmental or other Third Party Financing and/or Resources”); Exhibit F (“Trademark License Agreement”); Exhibit G (“Excluded Entities”); Exhibit H (“Schedule of Existing Proceedings”); Exhibit I (“Standards Bodies”); Exhibit J [***]; and Exhibit K [***].

8.12.	Assignment. Except as expressly set forth herein, this Agreement is not assignable by Seller, in whole or in part, without the prior written consent of Purchaser, which may be withheld or delayed in its sole discretion. Subject to Purchaser’s obligations in Section 4.4, Purchaser may assign this Agreement to an acquirer of the Assigned Patents. Any assignment in violation of this Agreement shall be void ab initio. The Parties’ rights and obligations under this Agreement will bind and inure to the benefit of their respective successors, heirs, executors, and administrators and permitted assigns.

8.13.	Counterparts; Electronic Signature; Delivery Mechanics. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Each Party will execute and promptly deliver to the other Party a copy of this Agreement bearing the original signature. Prior to such delivery, in order to expedite the process of entering into this Agreement, the Parties acknowledge that a copy of this Agreement bearing a signature that has been reduced to electronic form (such as a .pdf file) will be deemed an original document.

[Remainder of Page Intentionally Blank]

In witness whereof, the Parties have executed this Agreement as of the Effective Date.

SELLER:		PURCHASER:

TIGO ENERGY, INC.		Tigo Energy Innovations LLC

By:	/s/ Bill Roeschlein	By:	/s/ Courtney Quish

Name:	Bill Roeschlein	Name:	Courtney Quish

Title:	Chief Financial Officer	Title:	Manager

TIGO ENERGY AI Ltd.

By:	/s/ Zvi Alon

Name:	Zvi Alon

Title:	Chief Executive Officer